UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2022

EyePoint Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Pleasant Street

Watertown, MA 02472

(Address of Principal Executive Offices, and Zip Code)

(617) 926-5000

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EYPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2022 (the “Start Date”), EyePoint Pharmaceuticals, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Michael C. Pine, age 46, as the Company’s Chief Corporate Development and Strategy Officer. Mr. Pine was appointed Chief Corporate Development and Strategy Officer by the Board on January 7, 2022.

In connection with Mr. Pine’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Pine, which provides that his employment will continue until either the Company or Mr. Pine provides notice of termination in accordance with the terms of the Employment Agreement. In addition, the Company entered into a confidential information, non-disclosure, non-solicitation, non-compete, and rights to intellectual property agreement with Mr. Pine, which prohibits him from competing with the Company, soliciting the Company’s employees and customers and disclosing confidential information during the term of his employment and for a specified time thereafter.

Pursuant to the Employment Agreement, Mr. Pine is entitled to receive an annual base salary of $420,000 and a sign-on bonus totaling $108,000 (the “Sign-On Bonus”). The Sign-On Bonus is payable in two equal tranches of $54,000, with the first tranche payable on the first regular payroll date following the Start Date, and the second tranche payable three months after the first tranche.  The Sign-On Bonus is subject to partial or full forfeiture, as specified in the Employment Agreement, if Mr. Pine voluntarily terminates employment with the Company without good cause, or if the Company terminates Mr. Pine’s employment for cause, within the first fifteen months following the Start Date. In connection with his employment, the Company also granted Mr. Pine options to purchase 100,000 shares of the Company’s common stock at an exercise price of $12.62 per share, with 25% vesting on the first anniversary of the Start Date followed by ratable monthly vesting through the fourth anniversary of the Start Date. The Equity Awards were made outside the Company’s 2016 Long Term Equity Incentive Plan, as amended, as an inducement material to Mr. Pine’s entering into employment with the Company pursuant to Nasdaq Stock Market LLC (“Nasdaq”) Listing Rule 5635(c)(4). In addition, Mr. Pine is eligible to receive an annual cash bonus, which is based on the achievement of individual and corporate performance objectives, calculated as a percentage of his annual base salary, and which will be determined by the Company’s Board, in its sole discretion. Mr. Pine’s target annual bonus is 45% of his annual base salary. In connection with his appointment, Mr. Pine has also entered into the Company’s standard indemnification agreement, the form of which is filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Under the Employment Agreement, if Mr. Pine’s employment is terminated by the Company without “cause” or by Mr. Pine for “good cause” (as such terms are defined in the Employment Agreement), Mr. Pine will be entitled to (a) his base salary for the period of 12 months from the date of termination; (b) 100% of his target bonus, payable in equal installments during the period of base salary continuation payable in clause (a); and (c) reimbursements equal to the portion of the monthly health premiums paid by the Company on Mr. Pine’s behalf and that of his eligible dependents immediately preceding the date that Mr. Pine’s employment terminates until the earlier of (i) the last day of the period of base salary continuation under clause (a) and (ii) that date that Mr. Pine and his eligible dependents become ineligible for COBRA coverage. Upon a “change of control” (as such term is defined in the Employment Agreement), any options to purchase shares of the Company’s common stock or shares of restricted stock of the Company held by Mr. Pine that are not fully vested at the time of the change of control will immediately accelerate and vest in full, provided that Mr. Pine is employed by the Company on the date of the change of control.

In addition to the payments set forth in the preceding paragraph, upon the termination of Mr. Pine’s employment for any reason, Mr. Pine will be entitled to receive any earned or accrued amounts and vested benefits that remain unpaid as of the date of his termination of employment. The payments and benefits set forth above are subject to Mr. Pine’s execution of a release of claims.

Mr. Pine brings over 20 years of experience in the pharmaceutical industry, serving in various business development and strategy roles. Most recently, Mr. Pine was a Senior Vice President of Business Development and Strategy at Medexus Pharmaceuticals, where he identified, evaluated and executed several transactions critical to the growth of the organization. Mr. Pine held roles of increasing responsibility at Lupin Pharmaceuticals, Aralez Pharmaceuticals, and Novartis Pharmaceuticals, where he spent over eight years building a diverse skill set in business development, commercial, operational and strategy roles. Earlier in his career, Mr. Pine was in business development roles at Kos Pharmaceuticals, Organon Biosciences, and Pfizer, as well as an Investment Banking Analyst at JP Morgan Chase. Mr. Pine holds a B.S. in Consumer Economics from Cornell University and an M.B.A from Columbia Business School.

There are no family relationships between Mr. Pine and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The description of the Employment Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K.

 Item 8.01. Other Events.

On the Start Date, the Company issued a press release announcing the appointment of Mr. Pine. A copy of the press release, which is filed with this Current Report on Form 8-K as Exhibit 99.1, is hereby filed pursuant to this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated January 10, 2022, by and between EyePoint Pharmaceuticals, Inc. and Michael, C. Pine
99.1	Press Release of EyePoint Pharmaceuticals, Inc., dated January 10, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EyePoint Pharmaceuticals, Inc.

Date: January 10, 2022	By:	/s/ George O. Elston
	Name:	George O. Elston
	Title	Chief Financial Officer